Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (hereinafter, this “Agreement”) is entered into by and among Kirk D. Jensen (“Employee”), First Interstate BancSystem, Inc. (“FIBK”) and First Interstate Bank (together with FIBK, “First Interstate”).

RECITALS
A.    Whereas, Employee holds the position of Executive Vice President and General Counsel/Corporate Secretary and may sit on the board of directors of one or more subsidiaries of First Interstate foundations;
B.    Whereas, Employee will no longer be employed by First Interstate and will cease all service in all capacities with all entities (including any foundations) affiliated with First Interstate; and
C.    Whereas, Employee and First Interstate desire to enter into an Agreement setting forth the terms and conditions of the termination of Employee’s employment and other service with First Interstate.
Now, therefore, in consideration of the mutual promises and covenants set forth herein, Employee and First Interstate hereby agree as follows:

AGREEMENT

1.Separation of Employment. Employee and First Interstate agree that Employee’s employment with First Interstate terminated effective July 9, 2026 (the “Separation Date”) and that any other service by Employee for the benefit of entities affiliated with First Interstate terminated contemporaneously therewith on the Separation Date (including, if necessary, by First Interstate’s acceptance hereby of Employee’s resignation therefrom as evidence by his signature on this Agreement).

2.Release in Full of all Claims.

(a)    For purpose of the complete release of claims, “Released Parties” means First Interstate and any of its past and present affiliated or related corporations, banks, businesses; its predecessors and successors; and its past and present trustees, directors, officers, board members, agents, representatives, employees, and attorneys, past and present and any other person or entity who might be claimed to be liable, including the marital estate of the Released Party.

(b)    In consideration for payment and benefits by First Interstate to Employee set forth in paragraph 5 and 7 of this Agreement, Employee agrees that Employee will comply with the terms set forth in this Agreement; and Employee hereby acknowledges full and complete satisfaction of and fully releases and forever discharges the Released Parties from any and all claims, obligations, duties, damages or liabilities, known or unknown, through the date Employee executes this Agreement, including without limitation, claims arising out of or in any way related to Employee’s employment with First Interstate, including without limitation, state and federal common law or statutory claims regulating employment; and any and all tort, contract, common law, or statutory claims of any kind whatsoever. Specifically, the claims Employee is releasing hereby include, but are not limited to:

    (i)    Claims for discrimination or retaliation,

        (1)    on the basis of taking a leave of absence, including in violation of the Family and Medical Leave Act, and its state equivalent, and any state or local paid sick leave laws; workers' compensation statutes; the Americans with Disabilities Act, as amended, and its state equivalent; USERRA; any federal, state or local laws protecting sick, injured, or disabled workers; or

        (2)    on the basis of a denial of leave under any local, state or federal law allowing for such leave; or

        (3)    on the basis of race, color, sex, national origin, ancestry, religion, marital status, sexual orientation or any other characteristic protected under applicable law, including claims of harassment (including in violation of Title VII of the Civil Rights Act, or similar state or local law); or

        (4)    on the basis of age (including in violation of the Age Discrimination in Employment Act (“ADEA”), as amended, or similar state law); or

        (5)    on the basis of disability (including in violation of the Americans with Disabilities Act, as amended, or similar state law); or

        (6) on the basis of sexual orientation, marital status, parental status, pregnancy, veteran status, source of income, entitlement to benefits, genetic information, concerted activities, or any other status protected by local, state or federal laws, constitutions, regulations, ordinances or executive orders; or

        (7)    on the basis of aiding, abetting, inciting, coercing, or compelling with respect to any claim;

    (ii)    Violations of the Employee Retirement Income Security Act (ERISA) or the Consolidated Omnibus Budget Reconciliation Act (COBRA) or similar state law; or

    (iii)    Violation of the Occupational Health and Safety Act (OSHA) or similar state law; or

    (iv)    Claims for breach of contract related to personnel policies, procedures, handbooks, any covenant of good faith and fair dealing, or any express or implied contract of any kind; or

    (v)    Violations of public policy, state, federal or local statutory and/or common law, including but not limited to claims for: personal injury; invasion of privacy; retaliatory discharge; wrongful discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; detrimental reliance; loss of consortium to Employee or any member of his family; and/or promissory estoppel; or

    (vi)    Any obligation of First Interstate for any reason to pay Employee damages, penalties, expenses, litigation costs (including attorneys’ fees), back pay, front pay, disability or other benefits (other than any accrued pension benefits), wages, salary, benefits or other additional compensation, compensatory damages, punitive damages, and/or interest.

(c)    The Parties acknowledge further that in the event Employee brings a claim in which Employee seeks damages against a Released Party or in the event Employee seeks to recover against a Released Party in any claim brought by a governmental agency on Employee’s behalf, this release shall serve as a complete defense to any such claims. Employee waives the right to recover any money or other compensation in connection with a governmental charge or investigation and will remit any monies recovered in any such action to First Interstate. Employee hereby represents that Employee has not filed any charge, lawsuit, or civil complaint against any of the Released Parties based on the claims released in this Agreement. Employee has not and will not assign or transfer any claim against the Released Parties.

(d)    Excluded from the released claims above are:

(i)Claims which Employee cannot waive by law;

(ii)Claims for workers’ compensation or unemployment benefits;

        (ii)    Claims for breach of this Agreement;

        (iii)    Claims which arise after the date Employee signs this Agreement;

        (iv)    Employee's right to file a charge with an administrative agency or participate in any agency investigation, subject to the limitations in Paragraph 2(c).

3.Return of Property. Employee will return to the Released Parties all documents, correspondence, reports, files, memoranda, manuals, ledgers, and records of any kind whatsoever; credit cards and passes; door and file keys; equipment; computer hardware; software; files and disks; password or logons to First Interstate’s social media platforms;

and other physical property that Employee received or prepared or helped prepare in connection with Employee’s employment and that Employee had in Employee’s possession. Employee represents that Employee has not retained and will not retain any copies, duplicates, reproductions, or excerpts thereof.

4.Post-Employment Obligations. The Employment Agreement between Employee and First Interstate dated December 14, 2021 (the “Employment Agreement”) contains certain post-employment obligations. Employee acknowledges and agrees that, notwithstanding anything contained in this Agreement, the terms and provisions of Section 11 (Post-Termination Obligations) and any and all other in the Employment Agreement that are meant to survive the termination of the Employment Agreement, were valid and enforceable on the day Employee’s employment ended and that they survive the termination of Employee’s employment with First Interstate and the execution of this Agreement. Employee hereby reaffirms all surviving terms and provisions of the Employment Agreement, and Employee understands and agrees that Employee’s reaffirmation of those terms is a material inducement to First Interstate’s entry into this Agreement.

5.Financial Consideration. In consideration of Employee’s promises set forth herein, and provided Employee executes this Agreement, First Interstate will provide Employee payment equal to $672,113.00, less required withholding, payable over twelve (12) months from the Effective Date. Payments under this Section 5 will be paid in equal installments at the times and in the manner consistent with First Interstate’s payroll practices for executive employees. First Interstate shall not be obligated to make any payments or provide any benefits under this Agreement until after the Revocation Period provided in Section 14 of this Agreement has expired.

6.Other Compensation. Any other compensation or benefits to which Employee was entitled as an employee of First Interstate Bank are terminated as of the Separation Date, except as described herein. Employee hereby admits, acknowledges and agrees that, except as specifically set forth herein, Employee has been fully compensated for all wages, commissions, benefits, vacation pay, bonus amounts, or any other amounts which are, or could be, due and owing to Employee as a result of Employee’s employment with First Interstate Bank. Except as set forth herein, Employee acknowledges and agrees that Employee is not entitled to and will not receive any additional severance pay pursuant to the Employment Agreement or any other agreement between Employee and First Interstate.
7.Continuation of Health Insurance. First Interstate shall provide for twelve (12) months, at the First Interstate’s (or its successor’s) expense, nontaxable medical health, vision and dental coverage substantially comparable, as reasonably available, to the coverage maintained by First Interstate for Employee prior to Employee’s termination, except to the extent such coverage may be changed in its application to all First Interstate’s employees and then the coverage provided to Employee shall be commensurate with such changed coverage. Notwithstanding the foregoing, if applicable law (including, but not limited to, laws prohibiting discriminating in favor of highly compensated employees), or, if participation by the Employee is not permitted under the terms of the applicable health plans, or if providing such benefits would subject First Interstate to penalties, then First Interstate shall pay the Employee a cash lump sum payment reasonably estimated to be equal to the premiums for such nontaxable medical, health, vision and dental coverage, less the amount of any amounts previously paid by First Interstate (or its successor) to the applicable health insurance company on Employee's behalf, with such payment to be made by lump sum within thirty (30) business days of the Separation Date, or if later, the date on which First Interstate determines that such insurance coverage (or the remainder of such insurance coverage) cannot be provided for the foregoing reasons. For the avoidance of doubt, COBRA coverage will not commence prior to August 1, 2026, and is subject to Employee making a timely election.

8.No Admission of Liability. This Agreement will not in any way be construed as an admission by the Released Parties that they have acted wrongfully with respect to Employee or any other person, or that Employee has any claims whatsoever against the Released Parties, and the Released Parties specifically disclaim any liability to or wrongful acts against Employee or any other person.

9.Waiver. This agreement contains a waiver of Employee’s rights and claims under the ADEA. The waiver must be knowing and voluntary, which means, as a minimum, that Employee understands that:

•the waiver is part of an agreement between Employee and First Interstate and is written so that Employee understands it;
•the waiver specifically refers to rights or claims under the ADEA;
•Employee does not waive any rights or claims that may arise after execution of this Agreement;
•Employee’s waiver is in exchange for consideration that is more valuable than what Employee is already entitled to;
•Employee is advised to consult with an attorney prior to executing this Agreement;
•Employee has up to 21 days after receipt of this Agreement and its accompanying disclosures to decide whether to execute it (“Consideration Period”). Should Employee execute the Agreement prior to the expiration of the 21-day Consideration Period, Employee has knowingly waived their right to consider this Agreement for 21 days;
•Employee has 7 days after he/she executes this Agreement to revoke it (“Revocation Period”) by sending a written statement of revocation within that 7-day period to Rachel Turitto- CHRO and this Agreement will not be effective or enforceable until this 7-day period has expired;

By executing this Agreement, Employee acknowledges that Employee understands the above points, and represents that Employee’s waiver is knowing and voluntary.

10.No Solicitation. For a period of two (2) years after Employee’s separation date, to protect First Interstate’s confidential information and other legitimate business interests, Employee agrees not to, directly or indirectly, solicit or contact for any business-related purpose (a) any employees of First Interstate or any of their respective subsidiaries or affiliates to participate, as an employee or otherwise, in a Competing Business, or (b) any customers of First Interstate to transfer any of their business to a Competing Business or divert or attempt to divert such customers from doing business with First Interstate or any of First Interstate’s subsidiaries or affiliates.  For purposes of this paragraph, the term “solicit” shall not be deemed to include (a) general advertising or general solicitations by any person, which advertising or general solicitations are not targeted or directed to employees of First Interstate or any of its respective subsidiaries or affiliates or (b) discussions or negotiations with any employee or customer who contacts Employee or any business with which Employee is affiliated on an unsolicited basis. Nothing in this paragraph shall prohibit or restrict the undersigned with respect to the undersigned’s own business or accounts with First Interstate’s subsidiaries or affiliates or Seller, or the accounts or business of the undersigned’s family members. This Section 10 is in addition to and not in lieu of the surviving provisions of the Employment Agreement. Nothing in this Agreement restricts the right of Employee to practice law.

11.No Representations. Employee acknowledges that Released Parties have not made and do not make any representations regarding the tax consequences of this Agreement or any payments made hereunder. First Interstate will make the normal employer contributions including FICA, Medicare, workers’ compensation, and unemployment insurance related to the payments due hereunder.

12.Full and Independent Knowledge/No Representations. First Interstate hereby advises Employee to have this Agreement reviewed by Independent Counsel. Employee enters into this Agreement with full knowledge of the situation, without any representation of any kind being made by First Interstate or its representatives, other than those contained herein. Employee represents and agrees that Employee has carefully read and fully understands all of the provisions of this Agreement, and that Employee is voluntarily entering into this Agreement.

13.Miscellaneous

a).    This Agreement is made and entered into in the State of Montana and must in all respects be interpreted, enforced and governed under the laws of the State Montana.

b)    Any action or proceeding arising out of this Agreement will be litigated in courts located in Yellowstone County, Montana Each party consents and submits to the jurisdiction of any local, state, or federal court located in Yellowstone County, Montana

c)    If any action, suit, or proceeding is instituted to interpret, enforce, or rescind this Agreement, or otherwise in connection with the subject matter of this Agreement, including but not limited to any proceeding brought under the United States Bankruptcy

Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party’s reasonable attorney's fees and other fees, costs, and expenses of every kind incurred in connection with the arbitration, action, suit, or proceeding, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the arbitrator or court.

d)    The terms and provisions of this Agreement and the surviving provisions of the Employment Agreement are contractual and comprise the entire agreement between the parties. Except as specifically referenced herein, this Agreement supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter of this Agreement.

e)    Nothing contained in this Agreement is intended to violate any applicable law, rule or regulation. If any part of this Agreement is construed to be in violation of a federal, state or local law, rule or regulation by the highest court to which the matter is appealed by any of the Released Parties, then that part shall be null and void, but the balance of the provisions of this Agreement shall remain in full force and effect, except that if the release set forth herein is deemed null and void, First Interstate shall have no obligation to pay the financial consideration or other benefits set forth herein and, if already paid, Employee agrees to repay such amounts to First Interstate.

PLEASE READ CAREFULLY
THIS AGREEMENT AFFECTS AND TERMINATES LEGAL RIGHTS

DATED: this 13th day of July, 2026.

/s/ KIRK D. JENSEN_________________
Kirk D. Jensen

STATE OF Montana)
: SS
COUNTY OF Yellowstone)

This instrument was acknowledged before me on July 13, 2026 by

Kirk Jensen

_________________________________
(Print Name)

Notary Public for the State of _________

(NOTARIAL SEAL) Residing at ________________________

My commission expires: _____________

[Remainder of page intentionally left blank]

Agreed to by First Interstate BancSystem, Inc.

/s/ JAMES A REUTER                07/13/2026_______
James A Reuter
President, Chief Executive Officer and Director    Date

Agreed to by First Interstate Bank

/s/ JAMES A REUTER                07/13/2026_______
James A Reuter
President, Chief Executive Officer and Director    Date

[Remainder of page intentionally left blank]